UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BUREAU OF FUGITIVE RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-1306078
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

132 W. 11th Avenue Denver, Colorado	80204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 129b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [__]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-168713 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $.001 Per Share
(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the Common Stock, $.001 par value per share, of Bureau Of Fugitive Recovery, Inc. (the “Registrant”) contained in the Registrant’s Form S-1 filed on August 10, 2010 with the United States Securities and Exchange Commission (File No. 333-168713 is incorporated by reference.

ITEM 2.  EXHIBITS

Exhibit No.                                Description

3.1	Amended and Restated Article of Incorporation(1)
3.2	Bylaws(1)
10.1	Convertible Promissory Note and Amendment thereto(2)
10.2	Form of Service Agreement(2)

(1)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s Registration Statement on Form S-1 filed on August 10, 2010.
(2)	Incorporated herein by reference to the exhibits of the same number in the Registrant’s amended Registration Statement on Form S-1/A1 filed on October 15, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BUREAU OF FUGITIVE RECOVERY, INC.
Date: October 27, 2010	By:s/ Frank Ficarra Frank Ficarra, Principal Executive Officer and President